Premium Plus October 23, 2001




Exhibit 10(b) - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Independent Auditors" and to the use of our report dated March 12, 2001, with respect to the consolidated financial statements of Golden American Life Insurance Company, and to the use of our report dated February 19, 2001, with respect to the financial Statements of Golden American Life Insurance Company Separate Account B, included in Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-28755) and related Prospectuses of Golden American Life Insurance Company Separate Account B.

Our audits of Golden American Life Insurance Company (to which the date of our report is March 12, 2001) also included the consolidated financial statement schedules of Golden American Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                             /s/ Ernst & Young LLP


Atlanta, Georgia
October 23, 2001